Exhibit 11
              Statement Regarding Computation of Earnings per Share

                                                                                 Three Months                   Nine Months
                                                                                 December 31,                   December 31,
                                                                             1998           1997            1998           1997 (1)
                                                                          ---------       ---------       ---------       ---------
Net Earnings (in thousands)                                                    $115            $122            $254            $495

  Basic earnings per share:
    Weighted average shares outstanding                                     859,625         859,625         859,625         859,625

    Less unearned employee stock ownership plan shares                      (55,876)        (63,613)        (57,499)        (66,796)

    Less shares repurchased                                                 (42,981)              0         (22,262)              0

    Average option shares granted                                                 0               0               0               0

    Less assumed purchase of shares using treasury method                         0               0               0               0
                                                                          ---------       ---------       ---------       ---------

  Common and common equivalent shares outstanding                           760,768         796,012         779,864         792,829
                                                                          ---------       ---------       ---------       ---------

  Earnings per common share - basic                                           $0.15           $0.15           $0.33           $0.62
                                                                          ---------       ---------       ---------       ---------

  Diluted earnings per share:
    Weighted average shares outstanding                                     859,625         859,625         859,625         859,625

    Less unearned employee stock ownership plan shares                      (55,876)        (63,613)        (57,499)        (66,796)

    Less shares repurchased                                                 (42,981)              0         (22,262)              0

    Average option shares granted (2)                                             0               0               0               0

    Less assumed purchase of shares using treasury method                         0               0               0               0
                                                                          ---------       ---------       ---------       ---------

  Common and common equivalent shares outstanding                           760,768         796,012         779,864         792,829
                                                                          ---------       ---------       ---------       ---------

  Earnings per common share - diluted                                         $0.15           $0.15           $0.33           $0.62
                                                                          ---------       ---------       ---------       ---------

(1)  See page 8 for Earnings per Share

(2)  Option price exceeds market price